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                                                                  Exhibit (g)(2)

                           Form of Amended APPENDIX B
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       and
                          BROWN BROTHERS HARRIMAN & CO

                          Dated as of December 5, 2002

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 18, 2001 "the Agreement":

                  FORWARD HANSBERGER INTERNATIONAL GROWTH FUND
                      FORWARD HOOVER SMALL CAP EQUITY FUND
                          FORWARD HOOVER MINI-CAP FUND
                   FORWARD UNIPLAN REAL ESTATE INVESTMENT FUND
                            SIERRA CLUB BALANCED FUND
                             SIERRA CLUB STOCK FUND

BROWN BROTHERS HARRIMAN & CO.               FORWARD FUNDS, INC.
                                            on behalf of each of the Funds
                                            listed on the Appendix "B" to the
                                            Custodian Agreement


By:                                 By:
    ------------------------            ----------------------
Name:                                   Name:  John P. McGowan
Title: Partner                          Title: Treasurer